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                                                                   EXHIBIT 3.9.3



                            CERTIFICATE OF AMENDMENT
                                       OF
                                   WFIL INC.

     Certificated of Amendment of the Certificate of Incorporation of WFIL Inc., a corporation organized and existing under the laws of the State of Delaware, are herein executed in duplicate by said corporation, pursuant to the provisions of the General Corporation Law of the State of Delaware, as follows:

     1.   The name of the corporation is WFIL, Inc.

     2. The amendment to the Certificate of Incorporation of said corporation is as follows: Article No. 1 shall be amended to read:

     "The name of the corporation Is KXAN, Inc."

     3. The board of directors of the corporation has adopted a resolution by unanimous written consent, pursuant to Section 141 of the General Corporation Law of the State of Delaware, direction that aforesaid amendment to the certificate of incorporation of the corporation be presented to the sole stockholder of the corporation for its consideration.

     4. The sole stockholder of the corporation has given its written consent to the aforesaid amendment to the certificate of incorporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
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     5.   The aforesaid amendment to the certificate of Incorporation of the corporation was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, WFIL, INC. has caused this certificate to be signed by Peter E. Maloney, its Vice President and attested by Andrew
A. Quartner, its Assistant Secretary, this 28th day of December,
1990.



                                        WFIL, Inc.


                                        By /s/ PETER E. MALONEY
                                          ----------------------------
                                          Vice President





ATTEST:


By /s/ ANDREW A. QUARTNER
  --------------------------
  Assistant Secretary